Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Bancorp

We consent to the incorporation by reference in the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 2004 Stock Option Plan (File no. 333-118570), the Registration Statement on Form S-8 relating to additional shares available for issuance under the First Bancorp 1994 Stock Option Plan (File no. 333-150375), Amendment No. 1 to the Registration Statement on Form S-8 relating to the First Bancorp 1994 Stock Option Plan (File no. 033-82542), the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 1994 Stock Option Plan (File no. 333-58668), the Registration Statement on Form S-8 related to the First Bancorp 2007 Equity Plan (File no. 333-150100), the Registration Statement on Form S-8 related to the First Bancorp/Great Pee Dee Bancorp, Inc. 1998 Stock Option Plan (File no. 333-150377),  the Registration Statement of First Bancorp on Form S-8 relating to three First Savings Bancorp, Inc. stock option plans (File no. 333-51798), the Registration Statement on Form S-3D relating to the First Bancorp Dividend Reinvestment and Common Stock Purchase Plan (File no. 333-150099), and the Registration Statement of First Bancorp on Form S-3, and its first amendment, relating to preferred stock, common stock and warrants associated with First Bancorp’s participation in the United States Treasury’s Capital Purchase Program (File no. 333-157182) of our report dated September 4, 2009, relating to our audit of the special-purpose statement of assets acquired and liabilities assumed by First Bank (a wholly-owned subsidiary of First Bancorp) pursuant to the purchase and assumption agreement dated June 19, 2009 and included in this Form 8-K/A.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
September 4, 2009

12